PURCHASE AGREEMENT



                                     BETWEEN


VERIDIUM  CORPORATION;   VERIDIUM  ENVIRONMENTAL  CORPORATION,   AMERICAN  METAL
RECOVERY CORP., NEW WORLD RECYCLING, INC., JONES ENVIRONMENTAL SERVICES (NORTHEAST) INC., ENVIROSAFE CORPORATION, and METAL RECOVERY TRANSPORTATION CORP.

                                  AS BORROWERS


                                       AND


                             GCS INVESTMENTS, L.L.C.

                                  AS PURCHASER



                                DECEMBER 19, 2003

                                TABLE OF CONTENTS

1.       CERTAIN DEFINITIONS.......................................................................................1
         -------------------
         1.1      Definitions......................................................................................1
                  -----------
         1.2      Special Definitions..............................................................................7
                  -------------------

2.       SALE AND PURCHASE OF NOTE AND WARRANTS....................................................................8
         --------------------------------------
         2.1      Sale of Note.....................................................................................8
                  ------------
         2.2      Terms of Note....................................................................................8
                  -------------
         2.3      Use of Proceeds.................................................................................10
                  ---------------
         2.4      Warrants........................................................................................10
                  --------
         2.5      Registration Rights.............................................................................11
                  -------------------

3.       CLOSING..................................................................................................11
         -------
         3.1      Time of Closing.................................................................................11
                  ---------------
         3.2      Co-Investment...................................................................................11
                  -------------
         3.3      Debt Conversion.................................................................................11
                  ---------------
         3.4      Schaedel Existing Indebtedness..................................................................12
                  ------------------------------
         3.5      Deliveries by the Borrowers.....................................................................12
                  ---------------------------

4.       REPRESENTATIONS AND WARRANTIES OF BORROWERS..............................................................13
         -------------------------------------------
         4.1      Corporate Existence, Power and Authority........................................................13
                  ----------------------------------------
         4.2      Stock Ownership.................................................................................14
                  ---------------
         4.3      Subsidiaries....................................................................................14
                  ------------
         4.4      Business; Business Plan.........................................................................14
                  -----------------------
         4.5      No Defaults or Conflicts........................................................................15
                  ------------------------
         4.6      Financial Statements............................................................................16
                  --------------------
         4.7      Labor Disputes and Acts of God..................................................................16
                  ------------------------------
         4.8      Litigation......................................................................................16
                  ----------
         4.9      Taxes.  ........................................................................................16
                  -----
         4.10     ERISA...........................................................................................16
                  -----
         4.11     Legal Compliance................................................................................17
                  ----------------
         4.12     Permits, Licenses and Approvals.................................................................17
                  -------------------------------
         4.13     Properties......................................................................................17
                  ----------
         4.14     Suppliers and Customers.........................................................................18
                  -----------------------
         4.15     Environmental Compliance........................................................................18
                  ------------------------
         4.16     Indebtedness....................................................................................18
                  ------------
         4.17     Intellectual Property...........................................................................18
                  ---------------------
         4.18     Contracts.......................................................................................19
                  ---------
         4.19     Capital.........................................................................................20
                  -------
         4.20     Offering of Note and Securities.................................................................20
                  -------------------------------
         4.21     Disclosure......................................................................................20
                  ----------


         5...........................................................REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                                                                     -----------------------------------------------
         20


         6.....................................................................................AFFIRMATIVE COVENANTS
                                                                                               ---------------------
         20
         6.1      Use of Proceeds.................................................................................21
                  ---------------
         6.2      Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance;
                  --------------------------------------------------------------------------------------------
                  Payment of other Indebtedness...................................................................21
                  -----------------------------
         6.3       Notices........................................................................................22
                   -------
         6.4      Reporting Requirements..........................................................................23
                  ----------------------
         6.5      Environment.....................................................................................24
                  -----------
         6.6      Annual Certificate of No Default................................................................24
                  --------------------------------
         6.7      Further Assurances..............................................................................24
                  ------------------
         6.8      Election to Board of Directors..................................................................24
                  ------------------------------
         6.9      Completion of Post-Closing Obligations..........................................................24
                  --------------------------------------
         6.10     Financial Covenants.............................................................................25
                  -------------------

7.       NEGATIVE COVENANTS OF THE BORROWERS......................................................................25
         -----------------------------------
         7.1      Restricted Payments.............................................................................25
                  -------------------
         7.2      Merger, Sale of Assets, Dissolution, Etc........................................................25
                  -----------------------------------------
         7.3      Limitations on Loans, Investments, and Advances.................................................25
                  -----------------------------------------------
         7.4      Regulation U....................................................................................26
                  ------------
         7.5      Permitted Indebtedness..........................................................................26
                  ----------------------
         7.6      No Change in Business...........................................................................26
                  ---------------------
         7.7      Affiliate Loans and Guarantees..................................................................26
                  ------------------------------
         7.8      Transactions with Affiliates....................................................................27
                  ----------------------------
         7.9      Liens, Etc......................................................................................27
                  ----------
         7.10     Private Placement Status........................................................................28
                  ------------------------
         7.11     Modification of Documents.......................................................................28
                  -------------------------
         7.12     Leases.  .......................................................................................28
                  ------

8.       DEFAULTS.................................................................................................28
         --------
         8.1      Payment.........................................................................................28
                  -------
         8.2      Misrepresentation...............................................................................28
                  -----------------
         8.3      Failure to Perform..............................................................................29
                  ------------------
         8.4      Bankruptcy, etc.................................................................................29
                  ----------------
         8.5      Judgment........................................................................................29
                  --------
         8.6      Collateral......................................................................................29
                  ----------
         8.7      ERISA...........................................................................................29
                  -----
         8.8      Dissolution or Death............................................................................29
                  --------------------
         8.9      Cross-Default...................................................................................29
                  -------------
         8.10     Default on Third Party Debt.....................................................................29
                  ---------------------------
         8.11     Insecure........................................................................................30
                  --------
         8.12     Material Adverse Change.........................................................................30
                  -----------------------

9.       REMEDIES ON DEFAULT......................................................................................30
         -------------------
         9.1      General Rights..................................................................................30
                  --------------
         9.2      Costs and Expenses..............................................................................30
                  ------------------
         9.3      Course of Dealings..............................................................................30
                  ------------------
         9.4      Equitable Rights................................................................................30
                  ----------------

10.      EXPENSES.................................................................................................30
         --------
         10.1     Purchaser Expenses..............................................................................30
                  ------------------
         10.2     Survival........................................................................................31
                  --------

11.      NOTICES..................................................................................................31
         -------

12.      INDEMNIFICATION..........................................................................................32
         ---------------
         12.1     Indemnification for Misrepresentation, etc......................................................32
                  ------------------------------------------
         12.2     Indemnification for Certain Actions of Purchaser................................................32
                  ------------------------------------------------

13.      MISCELLANEOUS PROVISIONS.................................................................................33
         ------------------------
         13.1     Entire Agreement................................................................................33
                  ----------------
         13.2     Survival........................................................................................33
                  --------
         13.3     Closing Costs...................................................................................33
                  -------------
         13.4     Costs of Collection; Enforcement................................................................33
                  --------------------------------
         13.5     Payments, Generally.............................................................................33
                  -------------------
         13.6     Severability....................................................................................34
                  ------------
         13.7     Amendments, etc.................................................................................34
                  ---------------
         13.8     No Waiver.......................................................................................34
                  ---------
         13.9     Headings........................................................................................34
                  --------
         13.10   New Jersey Law...................................................................................34
                 --------------
         13.11    Consent to Jurisdiction.........................................................................34
                  -----------------------
         13.12   Counterparts.....................................................................................35
                 ------------
         13.13   Successors and Assigns...........................................................................35
                 ----------------------
         13.14    Waiver of Jury Trial............................................................................35
                  --------------------
         13.15    Remedies Cumulative.............................................................................35
                  -------------------
         13.16   Further Assurances...............................................................................36
                 ------------------
         13.17    Late Charges....................................................................................36
                  ------------

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made this 19th day of December, 2003 by and among GCS INVESTMENTS, L.L.C., a New Jersey limited liability company ("Purchaser") having an address at c/o Carl Schaedel & Co., 11 Patton Drive, West Caldwell, New Jersey 07006 and VERIDIUM CORPORATION (formerly known as KBF Pollution Management Inc.), a Delaware corporation ("Veridium"); VERIDIUM ENVIRONMENTAL CORPORATION, a Delaware corporation ("VEC"), AMERICAN METAL RECOVERY CORP., a Nevada corporation ("AMRC"), NEW WORLD RECYCLING, INC., a Nevada corporation ("NWRC"), JONES ENVIRONMENTAL SERVICES (NORTHEAST) INC., a Massachusetts corporation ("Jones"), ENVIROSAFE CORPORATION, a Massachusetts corporation ("Envirosafe"), and METAL RECOVERY TRANSPORTATION CORP., a New Jersey corporation ("MRT"), all having an address at One Jasper Street, Paterson, New Jersey 07522 (collectively, the "Borrowers" and individually a "Borrower").

                              W I T N E S S E T H:


         In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. CERTAIN DEFINITIONS.

1.1   Definitions.  The following terms shall have the respective meanings set forth below:
                    -----------

         "Affiliate" , when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and Person (other than the Purchaser) which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and , if such beneficial owner is a partnership, any partner thereof, or if such beneficial owner is a limited liability company, any member or manager thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of such corporation occupying any such control relationship; (ii) if such Person is a partnership, any partner thereof;
(iii) if such Person is a limited liability company, any member or manager thereof, and (iv) if any other Person (other than Purchaser) which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Purchase Agreement, as amended, supplemented, or modified from time to time.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New Jersey are authorized or required to close under the laws of the State of New Jersey.

         "Business Plan" means the business plan given by the Borrowers to the Purchaser.

         "Capitalized Lease" means any lease to which a Borrower is a party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor and which is required to be capitalized in accordance with GAAP consistently applied.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date of Closing, which is the date of the execution of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder and published interpretations thereof.

         "Collateral" means all property which is subject to the Lien granted by the Security Agreement.

         "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

         "Common Stock" means that class of stock or other equivalent evidences of ownership of any Borrower, the holders of which are entitled to vote generally to elect the Board of Directors of a Borrower.

         "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including without limitation any sales order, purchase order, lease, sublease, license agreement, sublicense agreement, loan agreement, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, buy-sell agreement, option, warrant, subscription, call or put.

         "Current Assets" shall be determined in accordance with GAAP, excluding, however, prepaid Current Assets. "Current Liabilities" shall be determined in accordance with GAAP, and shall include, as of the date of determination thereof: (i) all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year; (ii) final maturities, installments and prepayments of Indebtedness required to be made within one year after such date; (iii) the unpaid principal balance of notes due within one year after such date; and (iv) all other items (including taxes accrued as estimated and reserves for deferred income taxes) which, in accordance with GAAP, would be included on a balance sheet as current liabilities.

         "EBITDA" means earnings before interest, taxes, depreciation and amortization.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

         "Event of Default" means any of the events specified in Article 8, provided that any requirement for the giving of notice, the lapse of time, the expiration of any grace period, or any other condition, has been satisfied.

         "GAAP" shall have the meaning set forth in Section 1.2 hereof

         "Governmental Authority" means any sovereign state, nation, or government, any state or other political subdivision thereof, and any authority exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect or, any Indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (a) to pay the Indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets under the circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereof and (iii) any liability as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of a Borrower which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Borrowers. The amount of any Guaranty and the amount of Indebtedness resulting from such Guaranty shall be the greater of (i) the amount which would have to be carried on the balance sheet of the guarantor in respect of such Guaranty or (ii) the amount which would have to be carried on the balance sheet of such Person whose obligations were guaranteed, in respect of such obligations.


         "Indebtedness" of any Person means and includes, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all interest swap or similar obligations and all obligations upon which interest charges are customarily paid), (ii) all capitalized leases in respect of which such Person is liable as less or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vii) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold or distributed, and the value of such repurchase obligations at any time shall be the maximum amount which would be payable if all then outstanding potential repurchase obligations became due. "Indebtedness" shall not include, however (1) Indebtedness or any Borrower to any other Borrower, (2) any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of any Borrower and (3) any trade debt incurred in the ordinary course of business.

         "Intangible" means any name, corporate name, partnership name, fictitious name, trademark, trademark application, trade name, brand name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, formula, invention, blueprint, product right, software right, license, franchise, authorization, or any other intangible property of any nature whatsoever.

         "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, judgment, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or similar statute and any agreement to give or make any of the foregoing.

         "Liabilities" shall mean liabilities as defined under GAAP.

         "Material Adverse Effect" shall have the meaning ascribed to such term in Section 4.1.1 hereof.

 "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

 "Note" shall mean the Convertible Secured Demand Promissory Note issued by the Borrowers to the Purchaser in the original principal amount of $1,500,000.

         "Obligation" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise, including without limitation liabilities and obligations under executory Contracts.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means (i) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings, for which adequate reserves have been established, and provided that any proceedings commenced for enforcement of such Liens have been suspended, (ii) Liens in respect of property of a Borrower imposed by law (such as carriers', warehousemen's, landlord's and mechanics' liens), which were incurred in the ordinary course of business and, in each case, were not incurred in connection with the borrowing of money, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers and (y) which either relate to sums not yet delinquent or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, provided that adequate reserves have been established for any such Liens being contested,
(iii) pledges or deposits (other than any Lien imposed by ERISA) in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation, (iv) easements, rights-of-way and minor defects or irregularities in title not interfering in any material respect with the ordinary conduct of the business of the Borrowers and (v) Liens securing the performance of bids, tenders, leases, contracts, statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business and not to secure the repayment of borrowed money.

         "Person" or "Persons" means an individual, partnership, corporation, limited liability company, firm, association, business trust, joint stock company, trust, unincorporated organization, joint venture, government, governmental body, agency, authority, political subdivision, or other entity of whatever nature.

         "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which a Borrower is an "employer" as defined in Section 3(5) of ERISA.

         "Potential Default" means any condition or event which, if it continues uncured will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

         "Prime Rate" shall have the meaning ascribed to such term in the Note.

         "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Registration Rights Agreement" shall have the meaning ascribed to such term in Section 2.5 of this Agreement.

         "Restricted Payment" means (i) every dividend or other distribution paid, made or declared by a Borrower on or in respect of any class of its capital stock, (ii) every payment to or on behalf of any Affiliate of a Borrower (other than another Borrower) on account of or with respect to any lease arrangements and (iii) every payment by or on behalf of any Borrower (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of a Borrower (other than another Borrower) or to any other holder of shares of the capital stock of a Borrower (other than another Borrower), (B) any management, consulting or similar arrangement between a Borrower and any Affiliate (other than another Borrower) (other than employment agreements) or (C) any obligation to any Person, of any Affiliate of a Borrower (other than another Borrower), which obligation is assumed or guaranteed by a Borrower; provided, however, (a) that the restrictions of the foregoing clause (i) shall not apply to any dividend, distribution or other payment on or in respect of capital stock of Veridium to the extent payable in shares of the capital stock of Veridium, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to a Borrower (including without limitations dividends or other distributions),
(c) that none of the foregoing clauses shall apply to any purchases by a Borrower from a wholly-owned Subsidiary of additional capital stock of such Subsidiary and (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Note or Securities or involving the holders of the Note or Securities under this Agreement.

         "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time, (ii) Rule 144A under the Securities act as such Rule may be adopted by the Commission and as in effect from time to time and
(iii) any successor rule, regulation or law, as in effect from time to time.

         "Schaedel Existing Indebtedness" shall mean (i) the sum of Five Hundred Thousand ($500,000.00) Dollars, evidenced by and subject to the terms and conditions described in a certain Secured Promissory Note issued by Veridium's predecessor, KBF Pollution Management Inc. ("KBF") to GCS Investments, a sole proprietorship, dated July 18, 2003, (ii) the sum of Two Hundred Thousand ($200,000.00) Dollars, evidenced by and subject to the terms and conditions described in a certain Investment and Security Agreement between KBF (and its subsidiary, AMR, Inc) and Gary Schaedel dated February 9, 1999, (iii) the sum of One Hundred Thousand ($100,000.00) Dollars, evidenced by and subject to the terms and conditions described in a certain Investment and Security Agreement, between KBF (and its subsidiary, New World Recycling, Inc. - formerly AMR, Inc.) and Gary Schaedel dated June 24, 2002; and (iv) the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars, evidenced by and subject to the terms and conditions described in that certain letter agreement dated November 26, 2002 between KBF and Gary Schaedel and the convertible debentures to be issued pursuant thereto; all plus accrued interest thereon.

         "Securities" means the Warrants and Note issued or issuable to the Purchaser pursuant to this Agreement and Common Stock issued or issuable upon the exercise or conversion of Warrants or Note issued pursuant to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Security Agreement" shall mean the security agreement executed by the Borrowers which secures the obligations under the Note.

         "Subsidiary" means any corporation, limited liability company, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by a Borrower or one or more of its Subsidiaries, or both.

         "Tangible Net Worth" shall mean the sum of capital surplus, earned surplus and capital stock, or partnership or limited liability company interests, as the case may be, minus deferred charges, intangibles and treasury stock (if applicable), all as determined in accordance with GAAP.

         "Transaction Documents" means this Agreement, the Note, the Security Agreement, UCC-1 Financing Statements, Warrants and all other documents executed by Borrower and/or Guarantor in connection with the making of this Loan.

         "Warrants" means the currently issued and to be issued Nonqualified Option to Purchase Common Stock of Veridium as described in Section 2.4 hereof.
1.2 Special Definitions. For all purposes of this Agreement and the Note, except as otherwise expressly provided or unless the context otherwise requires:
         (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement (or if used therein, the Note) as a whole and not to any particular section or other subdivision.

         (ii) all accounting terms not otherwise defined herein have the meanings ascribed to such terms in accordance with generally accepted accounting principles consistently applied ("GAAP") (except as otherwise provided herein);

         (iii) all computations provided for herein, if any, shall be made in accordance with GAAP (except as otherwise expressly provided herein);

         (iv) all uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, and singular shall also be plural, as appropriate, and the term "including" shall mean "including but not limited to";

         (v) all references herein to actions by a Borrower such as "create," "sell," "transfer," "dispose of," etc. means such action whether voluntary or involuntary, by operation of law or otherwise; and

         (vi) the exhibits to this Agreement shall be deemed a part of this Agreement and any exhibit to the Note shall be deemed a part of such Note, as the case may be.



C:\DOCUME~1\MCARROLL\LOCALS~1\TEMP\purchase agmt final.doc
December 19, 2003
1
2. SALE AND PURCHASE OF NOTE AND WARRANTS.

2.1 Sale of Note. The Borrowers jointly and severally agree to sell to the Purchaser, and, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Borrowers at the Closing, the Note. The purchase price to be paid to the Borrowers by the Purchaser for the Note is 100% of the principal amount of the Note.

2.2                        Terms of Note.
                           -------------

2.2.1. Principal Amount. The principal amount of the Note is One Million Five Hundred Thousand ($1,500,000) Dollars.

2.2.2. Interest. The Note shall bear interest at the rate of ten (10%) percent per annum on the unpaid principal balance, payable on the first day of each and every month for the first twelve (12) months of the Note, and thereafter, shall bear interest on the unpaid principal balance at the rate equal to the greater of (x) ten (10%) percent per annum or (y) the floating rate per annum equal to the Prime Rate plus six (6) percentage points, payable on the first day of each and every month until the principal has been paid in full.

2.2.3. Term of Note. THE NOTE SHALL BE REPAID BY BORROWERS UPON DEMAND BY PURCHASER. Prior to making such demand, the Note shall be repaid as provided elsewhere in this Agreement or the Note. Unless the Purchaser shall have demanded payment of the Note prior thereto, which it shall have the absolute right to do, the Note shall in all events be due and payable one (1) year from the Closing Date unless the Purchaser shall, in its sole discretion, not require payment on said date.

2.2.4. Limitation on Interest Payments. Any provision of this Agreement or any other document, instrument or certificate executed and delivered in connection herewith, including all amendments, modification and supplements of or to all such documents, instruments and certificates, to the contrary notwithstanding, it is not intended to charge interest at a rate in excess of the maximum interest rate permitted to be charged to the Borrowers under applicable law. Borrowers shall not be required to make interests payments to the extent that the receipt thereof by Purchaser would not be permissible under any applicable statute, rule or regulation limiting rates of interest which may be charged or collected by an Purchaser; provided, however, that any interest payment not required to be made by Borrowers pursuant to the foregoing limitations shall be made by Borrowers to Purchaser on the earliest date or dates on which the receipt thereof would be permissible under such statutes, rules or regulations; and provided, further, that no interest shall accrue or be charged on the amount of any interest payment deferred pursuant to this provision.

2.2.5. Right of Prepayment. Borrowers shall have the right to prepay the Note in whole or in part any time without penalty. Prepayments shall be applied first to interest due and any sums then remaining shall be applied to principal.

2.2.6. Mandatory Prepayment. In the event that Borrowers close the anticipated financing with the Laurus Fund, the Borrowers shall be required to prepay Seven Hundred Fifty Thousand ($750,000) Dollars of the principal of the Note from the proceeds of such loan. Borrowers agree to use their best efforts to facilitate a closing with Lazarus Fund and Purchaser to cooperate with Borrowers with respect to same.

2.2.7. Best Efforts Obligation. The Borrowers shall use their best efforts to secure the investment of a suitable investor or institution with the purpose of prepaying at least $250,000 of the principal of the Note within ninety (90) days of the Closing Date.

2.2.8. Method of Payment. The Borrowers shall make each payment under the Note on the date when due in lawful money of the United States at the place designated by the Purchaser.

2.2.9. Default Interest. If the Note shall not be paid in full on the date on which shall payment shall be demanded by the Purchaser, interest on the Note shall be increased to the Default Rate of eighteen (18%) percent per annum from the date upon which the Note first became due and payable. 2.2.10. Late Charges. In the event that any payment, including without limitation, interest and/or principal, required to be made by Borrowers under this Agreement or the Note shall not be received on the due date thereof, the Purchaser may charge, and if so charged, the Borrowers shall pay a late charge equal to five cents ($.05) for each dollar ($1.00) of delinquent payment, for the purpose of defraying the expense incident to the handling of such delinquent payment.

2.2.11. Security for Note. The Note shall be secured by the Collateral.

2.2.12. Conversion. The Note shall be convertible in whole or in part to Common Stock of Veridium at price per share equal to the average closing price of such Common Stock for the ten (10) day period prior to the date of the exercise of conversion.

2.3 Use of Proceeds. The proceeds of the sale of the Note shall be applied by the Borrowers as follows:

 $600,000.00 to pay down the amount outstanding to Prestige Capital Corporation.

 $900,000.00 for working capital, including paying all expenses incurred in connection with the Closing.

2.4   Warrants.

2.4.1. Current Warrants. As additional consideration to the Purchaser for purchasing the Note, the Purchaser shall be issued at the Closing, ten-year Warrants to purchase Five Hundred Thousand (500,000) shares of Veridium's Common Stock at $0.40 per share.

2.4.2. Additional Warrants. On the first anniversary of the Closing Date and on each anniversary thereafter during the time that any portion of the Note shall be outstanding, the Purchaser shall be issued ten-year Warrants in a form and tenor similar to the Warrant issued at the closing for an additional Two Hundred Fifty Thousand (250,000) shares of Common Stock of Veridium at an exercise price equal to the then current market price of Veridium Common Stock for the ten (10) day period prior to the date of the issuance of the Warrant.

2.4.3. Put Right. Purchaser shall have the right, at any time and from time to time, during the term of the Warrants, to require Veridium to repurchase such amounts of Warrants as the Purchaser shall require for an amount equal to the excess of the closing price of the common stock on Veridium on the date of such request over the exercise price of such Warrants of $0.50 per share, such purchase price to be paid within fifteen (15) days after the date of such exercise.

2.4.4. Anti-dilution. The Warrants shall provide for protection against dilution in the event that the capital stock of Veridium is increased at any time other than by the issuance of shares of stock to effectuate a merger or consolidation. Upon the issuance of any additional shares of Common Stock of Veridium to which the anti-dilution provisions shall apply, Borrowers shall cause to be issued to Purchaser such number of additional Warrants so that the total number of Warrants held by the Purchaser shall at all times (prior to exercise) represent the same percentage of outstanding shares of Common Stock of Veridium as the Warrants issued on the date hereof represent of the Common Stock of Veridium outstanding on the date hereof and the exercise price of the Warrants shall be adjusted appropriately.

2.5 Registration Rights. The Purchaser shall be granted piggyback registration rights for all shares of Common Stock converted or Warrants exercised or expected to be converted or exercised at the time of such registration, and demand registration rights pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement"), to be executed and delivered at Closing.

3.                CLOSING

3.1 Time of Closing. Subject to the terms and conditions hereof, the Closing will take place at the offices of counsel to the Purchaser contemporaneously with the execution of this Agreement.

3.2 Co-Investment. At or prior to the Closing, the following shall occur, evidenced by documentation acceptable to the Purchaser in all respects:

3.2.1. The management of the Borrowers shall invest an additional sum of Two Hundred Fifty Thousand ($250,000) Dollars, which funds shall be utilized to pay down the balance due by Veridium to its factor, Prestige Capital Corporation, and/or for general working capital purposes.

3.2.2. Kevin Kreisler, Lawrence Kreisler and Jim Green shall have waived and converted their outstanding officer loans into equity.

3.3 Debt Conversion. At or prior to Closing, Veridium has secured suitable commitments, in form acceptable to the Purchaser in all respects, for the conversion of the following liabilities into equity instruments or subordinate convertible debentures (subordinated in all respects to the Note and the obligations of the Borrowers under this Agreement):

3.3.1. Kevin Kreisler and Lawrence Kreisler, in the aggregate amount of $1,115,000;

3.3.2. Jim Green, in the approximate amount of $500,000;

3.3.3. R.M. Jones & Co., Inc. in the approximate amount of $2.0 million; and

3.3.4. New World Recycling Investors in the approximate amount of $1.0 million.

3.4 Schaedel Existing Indebtedness. The Schaedel Existing Indebtedness shall be recast and all documents with respect thereto executed and delivered by the parties thereto.

3.5 Deliveries by the Borrowers. Subject to the terms and conditions hereof, the Borrowers are delivering to the Purchaser at the Closing:

3.5.1. The Note

3.5.2. Security Agreement

3.5.3. The Warrant for 500,000 shares of Common Stock

3.5.4. Registration Rights Agreement

3.5.5. Intercreditor and Subordination Agreement with Robert Jones & Co., Inc.

3.5.6. Intercreditor Agreement with Prestige Capital.

3.5.7. Collateral Assignment of a $ 3 million life insurance policy on the life of Kevin Kreisler.

3.5.8. Opinion of counsel to the Borrowers in form acceptable to the Purchaser.

3.5.9. Uniform Commercial Code Financing Statements (UCC-1) for filing in all appropriate filing offices.

3.5.10. Landlord Lien Waivers and Collateral Assignment of Lease with respect to the property leased by the Borrowers in Paterson, New Jersey and Farmington, Connecticut.

3.5.11. Collateral Assignment of Licenses and Permits.

3.5.12. Estoppel letters from all existing secured creditors.

3.5.13. List of outstanding environmental issues relating to the Borrowers and their assets.

3.5.14. Such good standing certificates, judgment, tax, lien and other search reports as may be required by Purchaser.

3.5.15. Insurance policies on the Collateral naming the Purchaser as an additional insured. 3.5.16. Evidence satisfactory to Purchaser of the power and authority, and due authorization, of each person or entity executing this Agreement and each of the other Loan Documents on behalf of the Borrowers, including appropriate certified resolutions of the Borrowers and incumbency certificate.

3.5.17. Such other certificates, instruments and documents as Purchaser may request.

4. REPRESENTATIONS AND WARRANTIES OF BORROWERS.

         To induce the Purchaser to purchase the Note, the Borrowers, jointly and severally, represent and warrant to the Purchaser, all of which representations and warranties shall be deemed to be continuing representations and warranties so long as the Note shall remain outstanding, that:

4.1                        Corporate Existence, Power and Authority.
                           ----------------------------------------

4.1.1. Veridium and VEC are each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; AMRC and NWRC are each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada; Jones and Envirosafe are each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Massachusetts; and MRT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey; each of the aforesaid corporations has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in; and each of said corporations is duly qualified or licensed as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification or license is required, except for such jurisdictions where the failure to so qualify or be licensed would not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Borrowers on a consolidated basis (a "Material Adverse Effect").

4.1.2. No proceeding looking toward the dissolution or merger of any of the Borrowers or the amendment to any of their Certificates of Incorporation have been commenced. None of the Borrowers are in violation in any respect of its Certificate of Incorporation or Bylaws.

4.1.3. Each Borrower has all requisite power, authority and legal right to own or to hold under lease and operate the properties it owns or holds and to conduct business as now being conducted or currently contemplated to be conducted.

4.1.4. Each Borrower has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement, the Note and all other Transaction Documents. The execution, delivery and performance by each Borrower of this Agreement, the Note and any Transaction Document to which it is a party have been duly authorized by all necessary corporate and other action (as applicable). Each Borrower has duly executed and delivered this Agreement, the Note and the other Transaction Documents to which it is a party, and this Agreement, the Note and all other Transaction Documents are legal, valid, and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or principles affording traditional equitable defenses or remedies.

4.2                        Stock Ownership.
                           ---------------

4.2.1. The authorized capital stock of Veridium consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 21,665,476 are outstanding and $5,000,000 shares of Preferred Stock, of which there are no shares outstanding. All shares of Common Stock outstanding are duly authorized, validly issued and outstanding and fully paid and non-assessable.

4.2.2. Except as set forth on Schedule 4.2.2, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which any Borrower may become obligated to issue, sell or transfer shares of its capital stock or other securities.

4.2.3. There are no outstanding registration rights with respect to any capital stock of any Borrower with the exception of the rights associated with the Borrowers' May , 2003 convertible debenture transaction, various pending debt conversion agreements and the Borrowers' pending transaction with Laurus Fund.

4.3                        Subsidiaries.
                           ------------

4.3.1. VEC, AMRC, Jones, Envirosafe and MRT are each a wholly-owned Subsidiary of Veridium. NWRC is a wholly-owned Subsidiary of AMRC.

4.3.2. There are no restrictions (whether by agreement, statute, rule, regulation, order or otherwise) that may affect or limit the ability of any Subsidiary to pay dividends to its parent of such Subsidiary's earnings (as reported in financial statements prepared under GAAP).

4.4                        Business; Business Plan.
                           -----------------------

4.4.1. The Borrowers are engaged in the business of removal and management of hazardous waste. The Borrowers do not engage in, and have no intention of engaging in, any other business.

4.4.2. The Business Plan represents, to the best knowledge of the Borrowers, the most likely future course of events of the Borrowers and does not fail to set forth any material facts known to the Borrowers which could have a Material Adverse Effect on the Borrowers. The Borrowers acknowledge that the Purchaser is relying on the Business Plan, in addition to all written documents and information provided orally, in executing and delivering this Agreement and performing the obligations of its part to be performed hereunder.

4.4.3. The Borrowers represent that they have provided Purchaser with, to the best of their knowledge, all material documents and information pertinent to the Borrowers, their business and activities since formation.

4.5                        No Defaults or Conflicts.
                           ------------------------

4.5.1. No Event of Default or Potential Default has occurred and is continuing.

4.5.2. No Borrower is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect on such Borrower, or affect the ability of such Borrower to carry out its obligations under this Agreement. No Borrower is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No consent or approval, notice or waiver of any lien, filing or other action is required for the due execution, delivery and performance by the Borrowers, nor to initiate the validity, enforceability or priority of this Agreement or any Transaction Document or any Lien created and granted hereunder or thereunder, except for consents which have been duly and validly obtained and are now in full force and effect or the obtaining of which has been waived in writing by Purchaser.

4.5.3. The execution, delivery and performance by the Borrowers of this Agreement, the Note and the other Transaction Documents, and any of the transactions contemplated hereby (including without limitation the issuance of the Note and the Securities as contemplated herein) does not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective certificates of incorporation or by-laws of the Borrowers or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Borrowers or any of them, or any of their respective properties, (ii) except as contemplated by the Security Agreement, result in, or require, the creation or imposition of any Lien, upon or with respect to any of the Borrowers' properties, assets or revenues now owned or hereafter acquired; (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including any shareholder approval) or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

4.5.4. The Borrowers have satisfied all judgments and no Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign

4.6 Financial Statements. The combined financial statements of the Borrowers consisting of balance sheets and related statements of income and retained earnings of the Borrowers and the accompanying footnotes, which have been furnished to the Purchaser, are complete and correct and fairly present the financial condition of the Borrowers as of the date thereof and the results of operations of the Borrowers for the period covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and there has been no Material Adverse Change since the most recent financial statements provided to the Purchaser. There are no liabilities of the Borrowers, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities in the ordinary course of business.

4.7 Labor Disputes and Acts of God. Neither the business nor the properties of the Borrowers are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operations of the Borrowers.

4.8 Litigation. Except as set forth on Schedule 4.8 hereto, there is no action, suit, proceeding, investigation or claim pending or, to the best knowledge of each Borrower, threatened in law, equity or otherwise pending before any court, governmental agency, or arbitrator which either (i) questions the validity of this Agreement, the Note, the Transaction Documents, the Securities or any action taken or to be taken pursuant hereto, (ii) might materially adversely affect the right, title and interest of the Purchaser in the Note and Securities or (iii) might result in a Material Adverse Effect.

4.9 Taxes. Each Borrower has duly filed or caused to be filed all Federal, state, municipal and foreign income, sales, use, capital stock, tangible and intangible property and franchise tax reports and returns which are required to be filed by it (or have filed appropriate extensions of time for the filing of same) and have paid, or made adequate provisions for the payment of, all taxes, assessments, fees and other governmental charges which have or may become due pursuant to said returns or otherwise pursuant to any assessments received by such Borrower, except such taxes, if any, as are being contested in good faith by such Borrower pursuant to appropriate proceedings and for which such Borrower has maintained adequate reserves with the Purchaser or accrued the estimated liability on its balance sheet for the payment thereof in accordance with GAAP. None of the Borrowers has any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with GAAP. No tax returns of any Borrower are under audit or examination by any Federal, state, municipal or foreign tax authority.

4.10 ERISA. Each of the Borrowers is in compliance in all material respects with all applicable provisions of ERISA. Except as set forth on Schedule 4.10 hereto, none of the Borrowers has in force any written or oral bonus plan, stock option plan, employee welfare, pension or profit sharing plan. In addition, except as set forth on Schedule 4.10 hereto, none of the Borrowers nor any predecessor of any Borrower is now or was formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer or "multiple-employer" plans within the meaning of Sections 4001(1)(a)(3), 4063 and 4064 of ERISA. Each employee benefit plan subject to the requirements of ERISA complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Revenue Code, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. There is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and there are no deficiencies or liabilities for any such plan or trust. No employee benefit plan sponsored by any of the Borrowers has engaged in a non-exempt "prohibited transaction" as defined in ERISA. No Borrower has and ever had any employee pension benefit plan or trust which is
(a) covered by Title IV of ERISA or subject to the minimum funding standards under Section 4.12 of the Code and (b) in connection with which there could arise a direct or contingent liability of such Borrower to the PBGC, the Department of Labor or the Internal Revenue Service.

4.11                       Legal Compliance.
                           ----------------

4.11.1. Each of the Borrowers has complied with all applicable laws, rules, regulation, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not have a Material Adverse Effect. No Borrower is charged with, or so far as is known by the Borrowers, is under investigation with respect to, any violation of any such laws, statutes, rules, regulations or orders.

4.11.2. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency of instrumentality, domestic or foreign, outstanding against any Borrower, which would have a Material Adverse Effect.

4.12 Permits, Licenses and Approvals. Each of the Borrowers possesses such franchises, licenses, permits, consents, approvals and other authorities (governmental or otherwise) from any Person as are materially necessary for the conduct its business as now conducted and as presently proposed to be conducted and none is in default in any material respects under any franchises, licenses, permits, consents, approvals or other authority, which default would have a Material Adverse Effect.

4.13 Properties. The Borrowers have good and marketable title to all property and assets owned by it, free and clear of all Liens, except as set forth on
Schedule 4.13 hereto. No real property is under lease by the Borrowers except as set forth on Schedule 4.13. Except as set forth on Schedule 4.13, none of the real properties owned by the Borrowers is subject to any Liens or other restrictions which would have a Material Adverse Effect.


4.14 Suppliers and Customers. The Borrowers have adequate sources of supply for its business as currently conducted and as proposed to be conducted. To its knowledge, the Borrowers have good relationships with all of their material sources of supply of goods and services and each does not anticipate any material problem with any such material sources of supply.

4.15 Environmental Compliance. There is no substance or material defined or designated as a hazardous or toxic waste, material or substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance on, about or in, in material violation of law, any property, real or personal, in which any Borrower has any interest. There is no (and has not been any) offsite disposal or on-site disposal, in material violation of law, at any locations currently or formerly owned or occupied by any Borrower as a result of which disposal there would exist a risk that a Borrower would incur a liability or obligation under any federal, state or local environmental or other laws, regulations or ordinances. With the exception of the ongoing remediation at the Borrowers' Lowell, Massachusetts property, neither the Borrowers, nor to the best knowledge of the Borrowers, any prior or present owners, operator, tenant, subtenant or invitee of any of the real property, which any Borrower owns, operates or performs remediation services upon, have (a) used, installed, stored, spilled, released, transported, disposed of or discharged any hazardous substances upon, into, beneath, from or affecting such property in violation of any law, statute or regulation or (b) received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communications from any person with respect to the presence of hazardous substances upon, in, beneath or emanating from or affecting such real property. With the exception of the ongoing remediation at the Borrower's Lowell, Massachusetts property, the Borrowers do not have any knowledge or reason to know of any intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into or beneath the real property (including improvements) or real property underlying a facility currently or formerly owned, occupied or operated by Borrowers, that has caused or is causing soil or groundwater contamination which under applicable environmental laws, regulations or ordinances could require investigation or remediation or could otherwise create a material liability or obligation on the part of any Borrower.

4.16 Indebtedness. Schedule 4.16 hereto sets forth (i) the amount of all Indebtedness of each of the Borrowers outstanding as of a current date, (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Borrowers have made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). Except as set forth on Schedule 4.16 hereto, no material default exists with respect to or under any such Indebtedness or any material instrument or agreement relating thereto.

4.17 Intellectual Property. Schedule 4.17 hereto sets forth an accurate, current and complete list of (together with a description of and information with respect to the filing, registration or issuance of) all Intangibles owned or used by, granted, licenses or issued to, registered in the name of, or otherwise held by or for the use of the Borrowers on the date hereof, or for which application is pending or anticipated on the date hereof that are material to the Borrowers or the conduct of their business. Except as described on Schedule
4.17 hereto, all such Intangibles are free and clear of any Liens or claims of infringement except to the extent that same would not have a Material Adverse Effect on the Borrowers or the conduct of their business. No consent of any Person is required for the continued ownership by the Borrowers of an Intangible after the Closing Date which has not been obtained, without the payment of any penalty, the incurrence of any additional obligation or the change of any term. To the Borrowers' knowledge, no Borrower has misappropriated the trade secrets or other industrial rights of any Person. None of the Intangibles listed on
Schedule 4.17 hereto infringes upon or otherwise violates the rights of any Person. No Person has asserted or threatened against the Borrowers any claim of such infringement, nor is there any basis for any such claim. The Borrowers' business as presently conducted does not (a) involve infringement (including without limitation contributory infringement or inducing of infringement) or claimed infringement of any Intangibles of any Person, or (b) require any Intangible which the Borrowers do not presently own or use. No shareholder, partner, director, officer or employee of any Borrower (or any member of their respective families) owns, directly or indirectly, any Intangibles or application therefor which the Borrowers are presently using or anticipates using, or the use of which is necessary for the Borrowers' business as presently conducted.

4.18 Contracts. Schedule 4.18 hereto is an accurate, current and complete list and description of each material written Contract and, to the knowledge of Borrowers, any material oral Contract not terminable at will to which a Borrower is a party or by which a Borrower or any of its assets is bound. An accurate, current and complete copy of each written Contract described on Schedule 4.18 hereto has been delivered to the Purchaser. No party is in default under (presently, upon notice or upon lapse of time) any Contract described on
Schedule 4.18 hereto, nor to the Borrowers' knowledge, is there any basis for any claim of default by any party. No Borrower has received any notice of cancellation or termination in connection with any such Contract, and each such Contract is in full force and effect. Each such Contract was entered into in the ordinary course of the Borrower's business consistent with past practices. No Borrower is a party to or bound by any purchase contract or commitment which is in excess of the normal, ordinary and usual requirements of its business or which is at an excessive price or contains terms or conditions more onerous than the customary terms and conditions in its business, which contract or commitment would constitute a Material Adverse Effect on a Borrower or the conduct of its business. No Borrower is prohibited or restricted by any Contract from carrying on its business anywhere in the world or from owning its assets in such a manner that would have a material Adverse Effect on a Borrower or the conduct of its business. With respect to any Contract the violation or default of which would constitute a Material Adverse Effect on a Borrower of the conduct of its business, no consent of any Person is required under any Contract for the sale of Note and issuance of the Warrant or the Common Stock to be issued pursuant thereto contemplated by this Agreement which has not been obtained, without the payment of any penalty, the incurrence of any additional Obligation or the change of any term.


4.19 Capital. Borrowers have sufficient capital to carry on its business and transactions, all business and transactions in which they are about to engage, are solvent and able to pay their debts as they mature and own property the fair and saleable value of which is greater than their debts.

4.20 Offering of Note and Securities. Neither any Borrower nor any Person acting on their behalf, directly or indirectly, (i) offered the Note and Securities or any similar security of Veridium (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser or not more than ten other investors each of which the Borrowers reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Note or Securities within the provisions of Section 5 of the Securities Act.

4.21 Disclosure. All statements, representations and warranties made by the Borrowers in this Agreement, and any other agreement, document, certificate or instrument previously furnished or to be furnished by the Borrowers under this Agreement, (i) are and shall be true, correct and complete in all material respects at the time they were made and on and as of the date of this Agreement,
(ii) do not and shall not contain any untrue statement of a material fact, and
(iii) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. The Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by the Purchaser as a material inducement to purchase the Note.


5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER6.

         The Purchaser represents and warrants to the Borrowers that the Purchaser is capable of evaluating the risk of its investment in the Note and is able to bear the economic risk of such investment, that it is purchasing the Note for its own account, and that the Note is being purchased by it for investment and not with a present view to any distribution thereof. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of the Note, it is understood that it may do so only in compliance with the Securities Act, applicable state securities laws and this Agreement. The Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

7. AFFIRMATIVE COVENANTS8.

         To induce the Purchaser to purchase the Note pursuant to this Agreement, the Borrowers hereby covenant and agree that until the full and final payment of the Note, unless the Purchaser waives compliance in writing, to the extent applicable, the Borrowers, jointly and severally, covenant and agree as follows:

8.1 Use of Proceeds. The Borrowers will use the net proceeds realized from the sale of the Note solely for the purposes set forth in Section 2.3 of this Agreement.

8.2 Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance; Payment of other Indebtedness. The Borrowers will:

8.2.1. Maintain their respective corporate existence, rights and other franchises in full force and effect; provided, that a Borrower may terminate the corporate existence of any Subsidiary other than a Borrower, or permit the termination or abandonment of rights or other franchises, if in the opinion of Borrowers it is no longer in the Borrowers' best interest to maintain such existence, rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the Purchaser;

8.2.2. Maintain, keep and preserve all of their properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted; and remain in and operate substantially the same line of business as currently engaged in by it;

8.2.3. Comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon the Borrowers or their properties.

8.2.4. Prepare and timely file all federal, state and local tax returns required to be filed by the Borrowers, or shall obtain appropriate extensions of time with respect thereto, and the Borrowers shall promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon any of them, or in respect of any of their property and assets and all lawful claims, before the same shall become in default, except those taxes, assessments and other governmental charges or levies that the Borrowers may be contesting in good faith by appropriate proceedings (provided that such contest shall not result in a new lien being placed on any of its properties or assets or result in any of its properties or assets being subject to loss or forfeiture) and for which they have maintained adequate reserves with the Purchaser. The Borrowers shall submit to the Purchaser, upon request (i) copies of all federal and state income tax returns as filed by the Borrower, and (ii) upon request receipted bills showing payment by the Borrower of all real property taxes, assessments, governmental charges or levies and lawful claims with respect to its properties and assets;

8.2.5. Maintain or cause to be maintained insurance with respect to their properties and business against such casualties and contingencies (including insurance against loss or damage by fire and such other hazards covered by a standard extended endorsement) and of such types and in such amounts as is customary in the case of similar businesses in similar locations, all as shall be approved by the Purchaser, and will, upon each policy renewal and/or at the request of the Purchaser, furnish to the Purchaser a certificate of the insurance company issuing such policy which certificate names Purchaser as an additional insured and further provides that said policy may not be cancelled without thirty (30) days prior written notice to the Purchaser. Each such policy shall be issued by an insurance company having an Alfred M. Best's Rating of A VII or better and otherwise acceptable to the Purchaser; shall contain an appropriate endorsements naming the Purchaser as loss payee; and the premiums for each such policy shall be paid as such premiums shall come due. The Borrowers shall retain all the incidents of ownership of the insurance maintained pursuant to this Section and shall not borrow upon or otherwise impair their right to receive the proceeds of such insurance;

8.2.6. Keep adequate records and books of account in accordance with GAAP, in which complete entries will be made reflecting all financial transactions and accurate and complete records of all of the Collateral; and

8.2.7. Pay or cause to be paid when due all payments of principal, interest or premium on Indebtedness (as defined in the instrument under which the same is outstanding), except where such default will not have a Material Adverse Effect.

8.3 Notices. Give immediate written notice to the Purchaser of any of the following:

8.3.1. Any Event of Default or any Potential Default;

8.3.2. Any default under any other Indebtedness (or under any indenture, mortgage or other agreement relating to Indebtedness), lease(s) or preferred stock;

8.3.3. Any representation or warranty made by the Borrowers in this Agreement or any other Transaction Document which is no longer true, accurate and complete;

8.3.4. All claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental authority or other person relating to any federal, state or local law, statute, rule, regulation or ordinance, including, without limitation, any health and safety law which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim;

8.3.5. Any dispute which may exist between any Borrower and any governmental regulatory body which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect;

8.3.6. Any (i) "reportable event" (as such term is defined in Section 4043 (1)) of ERISA), (ii) "complete withdrawal" or "partial withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA) from a Multiemployer Plan (as defined in Section 3(37) of ERISA) or (iii) "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any employee benefit pension plan (as defined in Section 3(2) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by a Borrower, any Subsidiary or any Affiliate of a Borrower (including any multi-employer plan), or any trust created thereunder, which in the case of clause (i), (ii) or (iii) may, either individually or in the aggregate, result in a liability which would have a Material Adverse Effect;

8.3.7. Any loss from casualty or theft in excess of $5,000.00 whether or not insured, affecting property of any Borrower; and

8.3.8. Any material adverse change in the financial condition, properties or operation of any Borrower.

Such notice (i) with respect to Subsections 6.3.1 and 6.3.2, shall specify the nature and period of existence of any such Potential Default, Event of Default or other default and what the Borrowers propose to do with respect thereto and
(ii) with respect to Subsections 6.3.2 through and including 6.3.8, shall specify the nature of any such matter referred to in such subsection, what action the Borrowers is taking or propose to take with respect thereto and what action any other relevant Person is taking or propose to take with respect thereto.

8.4  Reporting Requirements.  Furnish the Purchaser with the following:

8.4.1. Periodic Financial Statements. Fiscal and quarterly financial statements as soon as the same become available and, in any event by April 1 after the end of each fiscal year with respect to the fiscal financial statements and forty-five (45) days after the close of each quarter with respect to the quarterly statements. Borrowers shall provide such additional information and reports regarding the Borrowers' financial status from time to time as the Purchaser shall reasonably require. All fiscal year end financial statements are to be prepared and audited by independent certified public accountants. All interim financial statements shall be accompanied by a certificate of the Borrower's chief executive officer to the effect that such financial statements are true and complete subject to year-end adjustments.

8.4.2. Accounts Receivable Aging. Not later than ten (10) days following the end of each month, an aging report setting forth the amount due and owing on accounts of the Borrowers as of the close of the preceding calendar month, which report should be submitted in a form and with sufficient detail satisfactory to the Purchaser.

8.4.3. Quarterly Statements. Not later than thirty (30) days following the end of each fiscal quarter of the Borrowers, an internal computer financial statement of the Borrowers for the preceding quarter as well as a written report on the business of the Borrowers including but not limited to a comparison to the Business Plan.

8.4.4. Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which Veridium sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which Veridium filed with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

8.4.5. General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Purchaser may from time to time reasonably request.

8.5 Environment. Be and remain in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Purchaser immediately of any notice of a hazardous discharge from or affecting its business premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Purchaser to inspect the business premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Purchaser request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Purchaser, and such other and further assurances reasonably satisfactory to the Purchaser that the condition has been corrected.

8.6 Annual Certificate of No Default. As soon as available, but in any event within ninety (90) days of the end of each fiscal year of the Borrowers, the Borrowers shall furnish to the Purchaser a certificate, signed on its behalf by the chief financial officer of Veridium stating that to the best of his knowledge, the Borrowers have performed and observed in all material respects each and every covenant and obligation on their part to be performed and observed as contained in this Agreement, and that no Event of Default has occurred hereunder or thereunder (or any material default under any material agreement to which any Borrower is a party or by which any Borrower is bound) and no condition then exists which constitutes an Event of Default, or if any such Event of Default has occurred or any such condition exists, specifying the nature thereof.

8.7 Further Assurances. Upon request of the Purchaser, the Borrowers shall duly execute and deliver or cause to be executed and delivered to the Purchaser such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Purchaser to carry out more effectively the provisions of this Agreement.

8.8 Election to Board of Directors. At the request of the Purchaser, elect its designee to the Board of Directors of Veridium.

8.9 Completion of Post-Closing Obligations. Borrowers shall, as expeditiously as practicable after Closing, complete all documentation necessary to implement the debt conversion referred to in Section 3.3 hereof and, to the extent not completed by Closing, all documentation necessary to implement the provisions of
Section 3.4 of this Agreement, and delivery of all documents referred to in
Section 3.5 of this Agreement not delivered at closing, including the collateral assignment of the life insurance policy on the life of Kevin Kreisler.

8.10   Financial Covenants.  Borrowers shall have or maintain, at all times:

8.10.1 The ratio of Current Assets to Current Liabilities, on a combined basis, of net less than 0.75:1.00.

8.10.2. Tangible Net Worth, on a combined basis, of not less than $1,000,000.

8.10.3. The ratio of Liabilities to Tangible Net Worth, on a combined basis of not more than 1.0:1.0.


9. NEGATIVE COVENANTS OF THE BORROWERS

         To induce the Purchaser to purchase the Note pursuant to this Agreement, the Borrowers hereby covenant and agree that until the full and final payment of the Note, unless the Purchaser waives compliance in writing, to the extent applicable, the Borrowers, jointly and severally, covenant and agree as follows:

9.1 Restricted Payments. Neither the Borrowers nor any Subsidiary will declare or make or permit any Restricted Payment to be declared or made.

9.2 Merger, Sale of Assets, Dissolution, Etc. None of the Borrowers shall directly or indirectly, (a) enter into any transaction or merger or consolidation, (b) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets (other than inventory in the ordinary course of business), (c) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business, or any assets or properties necessary or desirable for the proper conduct of its business, (d) materially change the nature of its business, (e) enter into any arrangement, directly or indirectly, with any person whereby such Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether nor owned or hereafter acquired, and thereafter rent or lease such property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred, (f) wind up, liquidate, or dissolve itself or its business or
(g) agree to affect any of the foregoing.

9.3 Limitations on Loans, Investments, and Advances. None of the Borrowers shall, directly or indirectly, make or have outstanding a loan, Guarantee or advance to or an investment in, or acquire all or a substantial part of the assets or properties of, or own or acquire stock or other securities of any Person other than another Borrower or a Subsidiary, except for (a) stock or other securities received in settlement of a debt that was created in the ordinary course of business, (b) travel advances in the ordinary course of business to its officers and employees, (c) readily marketable securities issued by the United States of America, (d) certificates of deposit or repurchase agreements of any other financial institution, (e) existing payment obligations with respect to capital stock redeemed from former employees and (f) accounts receivable and other credit arrangements with non-affiliated customers of the Borrowers entered into in the ordinary course of business.

9.4 Regulation U. None of the Borrowers shall permit any part of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce ore retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. Each of the Borrowers covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock.

9.5 Permitted Indebtedness. Neither the Borrowers nor any Subsidiary shall create, incur, assume or be or remain liable for any Indebtedness other than:

                  (a) Indebtedness represented by or incurred under the Note and this Agreement;

                  (b) Indebtedness existing on the Closing Date and set forth in
Schedule 4.16 hereto; provided, however, the Borrowers may amend the terms and conditions of such Indebtedness; provided hat such amendments shall not increase the principal amount thereof or shorten the maturity date thereof;

                  (c) Capitalized Leases entered into subsequent to the Closing Date;

                  (d) Other Indebtedness in an amount not to exceed $100,000 outstanding at one time, provided that such Indebtedness shall be subordinate to and not senior to or pari passu with the Indebtedness represented by or incurred under the Note and this Agreement; and

                  (e) Indebtedness incurred to prepay or repay, all or in part, the remaining outstanding principal amount of Note and all other amounts due thereon or hereunder.

9.6 No Change in Business. Neither the Borrower nor any Subsidiary shall change substantially the character of their respective business as conducted on the Closing Date as represented in Section 4.4 hereof.

9.7 Affiliate Loans and Guarantees. None of the Borrowers nor any Subsidiary may incur or permit to exist any of the following: 9.7.1. Any obligation of a Borrower or of any Subsidiary to repay money borrowed owing to (i) any Affiliate of the Borrower; (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Borrower or of a Subsidiary, other than short term loans for working capital purposes made by any Affiliate to any Borrower, or Borrower to another Borrower or a Borrower to a Subsidiary; or

9.7.2. Any obligation, to any Person, which obligation is assumed or guaranteed by a Borrower or a Subsidiary and which is an obligation of (i) any Affiliate of a Borrower, (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Borrower or of a Subsidiary.

This Section 7.7 shall not apply to any obligations under the Indebtedness existing on the Closing Date.

9.8 Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, either into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliates of a Borrower or of any Subsidiary, other than a wholly-owned Subsidiary of a Borrower, on terms that are less favorable to such Borrower or a Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate.

9.9 Liens, Etc. No Borrower will create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its assets, properties or income, other than the following:

9.9.1. Purchase money liens or purchase money security interests upon or in any property acquired or held by a Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred and used solely for the purpose of financing the acquisition of such property; provided that the principal amount of Indebtedness secured by each such Lien or interest in each item of property shall not exceed the cost of the item subject thereto and that any such Lien or interest shall not apply to any other property, assets or income of such Borrower or any Subsidiary;

9.9.2. Liens existing on such property at the time of its acquisition by a Borrower or a Subsidiary (other than any such Lien created in contemplation of such acquisition), provided that the aggregate principal amount of Indebtedness secured by the Liens referred to in this clause shall not exceed $25,000 for any creditor or its Affiliate, and $100,000 in the aggregate at any time outstanding;

9.9.3. Liens existing on the date hereof and set forth on Schedule 4.16 hereto;

9.9.4. Permitted Liens and
9.9.5. Liens securing the Indebtedness represented by or incurred under the Note and this Agreement.

9.10 Private Placement Status. Neither the Borrowers nor any agent nor other Person acting on the Borrowers' behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes or Securities within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Securities under the Registration Rights Agreement.

9.11 Modification of Documents. The Borrowers shall not materially change, amend, alter or modify the Articles of Incorporation, By-Laws or other corporate governing documents of the Borrowers.

9.12 Leases. The Borrowers shall not incur any liability for the payment of, or pay rentals for, the renting, leasing or use of real, personal or mixed property, except for: (i) all currently existing leases; (ii) new leases of real and personal property so long as the annual aggregate rentals and lease payments by the Borrowers will not exceed more than $ 120,000 per year; and (iii) new leases of real and personal property so long as the material terms, maturities and payment schedules are equal to or better in all respects to any existing leases or debt for which it is substituted or replaced, and the net cash flow of the Borrowers, taking into account such additional leases, is not adversely changed. The term "rentals" and "lease payments" for the purposes of this
Section 7.12 shall be construed to include any amounts payable under leases for taxes, insurance, maintenance or similar items, however designated.

10.   DEFAULTS

         The following occurrences or events shall constitute an "Event of Default" and in any such event, the Purchaser may declare the Note, all interest thereon, and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

10.1 Payment. Failure to pay the principal of, or interest on, the Note when due, declared due or demanded by Purchaser.

10.2 Misrepresentation. Any representation or warranty made or deemed made by the Borrowers in this Agreement, or which is contained in any certificate, document, opinion, or financial or other written statement furnished at any time under or in connection with, any Transaction Document shall prove to have been false, incorrect or misleading in any material respect on or as of the date made or deemed made.


10.3 Failure to Perform. Any Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement, the Security Agreement or the Note.

10.4 Bankruptcy, etc. Any Borrower shall make a general assignment for the benefit of creditors or file a petition in voluntary bankruptcy or a petition or answer seeking reorganization (as applicable) of the corporation or an adjustment of its indebtedness under the federal bankruptcy laws, or consent to the appointment of a receiver or trustee of its properties; or shall be adjudged bankrupt or a petition or proceeding for bankruptcy or for reorganization (as applicable) shall be filed against it and it shall admit the material allegations thereof or same is not discharged within thirty (30) days, or an order, judgment or decree involving in excess of $5,000 shall not be vacated or stayed within thirty (30) days of its entry; or a receiver or trustee shall be appointed for it or its properties or any part thereof.

10.5 Judgment. If a judgment is recovered against a Borrower in an amount in excess of $10,000 unless such Borrower shall deposit with the Purchaser a bond or other security acceptable to the Purchaser to insure the payment of all remaining obligations hereunder or the said judgment.

10.6 Collateral. If Borrower's right, title or interest in the Collateral or any part thereof or any other assets shall be sold, conveyed, assigned or transferred by operation of law or otherwise.

10.7 ERISA. Any of the following events shall occur or exists with respect to the Borrower under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed Twenty-five Thousand Dollars ($25,000.00).

10.8 Dissolution or Death. Dissolution, either voluntary or involuntary, of any Borrower or the death of Kevin Kreisler.

10.9 Cross-Default. A default or an "Event of Default" shall occur under any other loan agreement, note, security agreement or debt instrument with respect to a loan or advance to or on behalf of any Borrower by Purchaser or any Affiliate of Purchaser, or any document executed and delivered in connection therewith, shall have occurred and continue unremedied beyond the expiration of any applicable cure period.

10.10 Default on Third Party Debt. Any Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or Person which may materially affect any of any Borrower's property or the Borrowers' ability to repay the Note or perform the Borrowers' obligations under the Note, this Agreement or any other Transaction Document.

10.11  Insecure.  The Purchaser shall deem itself insecure for any reason.

10.12 Material Adverse Change. Any material adverse change in the financial condition of any Borrower shall occur.

11.  REMEDIES ON DEFAULT

11.1 General Rights. In case any one or more Events of Default shall occur, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note or in the Security Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law for any other remedy (including damages).

11.2 Costs and Expenses. In case of a default in the payment of any principal of, or interest on the Note, or default in the observance of any other agreement or covenant of the Borrowers of this Agreement, the Note or the Security Agreement, the Borrowers will pay to the holder thereof or party thereto, in addition to any principal or interest required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including reasonable attorneys' fees.

11.3 Course of Dealings. No course of dealing and no delay on the part of the Purchaser in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such party's rights. No right or remedy conferred hereby, by the Security Agreement or by the Note shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise.

11.4 Equitable Rights. The Purchaser shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available to Purchaser for such breach or threatened breach, including, without limitation, the recovery of damages from the Borrowers.

12.  EXPENSES

12.1 Purchaser Expenses. The Borrowers agree to pay, or cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Note and the Warrants and the execution and delivery of this Agreement, the Security Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Note, this Agreement, the Security Agreement or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to such taxes.

12.2 Survival. The obligations of the Borrowers under this Section 10 shall survive the Closing, the payment or cancellation of the Note, and any termination of this Agreement.

13.  NOTICES

         All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, (b) transmitted by prepaid telegram, telex or facsimile except that any notice, request, demand, instruction, consent or other communication transmitted in the manner set forth in this subsection (b) shall not be deemed to have been duly given unless and until it is actually received by the intended recipient, (c) mailed by first class certified mail, return receipt requested, postage prepaid, or (d) sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties addressed as follows:

                           If to the Seller:

                           Veridium Corporation
                           One Jasper Street
                           Paterson, New Jersey 07522

                           Att: Kevin Kreisler, Chairman and Chief
                                  Executive Officer

                           With a courtesy copy to:

                           Steven Robert Lehr, Esq.
                           Law Offices of Steven Robert Lehr, P.C.
                           33 Clinton Road, Suite 100
                           West Caldwell, New Jersey 07006

                           If to the Purchaser:

                           GCS Investments, L.L.C.
                           c/o Carl Schaedel & Co.
                           11 Patton Drive
                           West Caldwell, New Jersey 07006
                           With a required copy to:

                           Paul M. Petigrow, Esq.
                           Lampf, Lipkind, Prupis & Petigrow, P.A.
                           80 Main Street
                           West Orange, New Jersey 07052

or to such other addresses or persons which the parties may give notice in accordance herewith, except that notices of change of address shall be effective only upon receipt. A hard copy of all notices sent by facsimile shall be sent the same day as the facsimile is sent by the method set forth in (a), (c) or (d) above and the facsimile notice shall not be deemed to be effective unless such hard copy is so sent.

14. INDEMNIFICATION

14.1 Indemnification for Misrepresentation, etc. The Borrowers, jointly and severally, shall indemnify and hold harmless the Purchaser, and its successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys fees and disbursements, investigation expenses, court costs, interest and penalties) ("Losses") arising out of or in connection with, or caused, directly or indirectly, by (i) any misrepresentation, breach or failure of any warranty or representation by the Borrowers in this Agreement or pursuant hereto or (ii) any failure or refusal by the Borrowers to satisfy or perform any term or condition of this Agreement to be satisfied or performed by them.

14.2 Indemnification for Certain Actions of Purchaser. Borrower shall indemnify Purchaser and its directors, officers, employees, attorneys and agents (collectively "Purchaser's Agents") against, and hold each of them harmless from, any Losses suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Transaction Documents, and any and all transactions related to or consummated in connection with this transaction, including, without limitation, Losses suffered or incurred by the Purchaser or any of Purchaser's Agents arising out of or related to any environmental matters, environmental liability or environmental proceedings, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administration proceeding or investigation. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to Purchaser hereunder or at common law or otherwise. The provisions of this Section shall survive the payment of the Note and the termination of this Agreement. Notwithstanding anything to the contrary set forth herein, this indemnity shall not include liability for Purchaser's gross negligence nor willful misconduct.



15.               MISCELLANEOUS PROVISIONS

15.1 Entire Agreement. This Agreement, and the Note issued hereunder and the Security Agreement and other Transaction Documents, together with any further agreements entered into by Purchaser and the Borrowers at Closing, contain the entire agreement among the Borrowers and Purchaser, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

15.2 Survival. All agreements, representations and warranties in this Agreement, the Note, the Security Agreement, the Transaction Documents, or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following the execution and delivery of this Agreement, the Security Agreement, and the Closing hereunder. All statements contained in any certificate or other document delivered by or on behalf of the Borrowers pursuant hereto shall constitute representations and warranties by the Borrowers hereunder.

15.3 Closing Costs. Upon the Closing Date, Borrower will pay all of Purchaser's reasonable expenses (including, but not limited to, investment advisors and reasonable attorneys' fees and disbursements) of every kind incidental to, arising under or in connection with the consummation of the transactions contemplated hereby, the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents and all other agreements, instruments and documents relating to this transaction (or any such instrument or document which is proposed but not executed and delivered), and the perfection, preservation or protection of Purchaser's security interest in the Collateral (including, without limitation, all costs of filing or recording any financing statement and other documents). If the Closing Date shall not occur, Borrower will pay all such expenses upon demand by Purchaser. In addition, Borrower shall promptly upon Purchaser's request, pay all of Purchaser's reasonable expenses (including, but not limited to, reasonable attorneys' fees and disbursements) of every kind incidental to, arising under and in connection with any amendment, modification or supplement of or to, or any consent or waiver under this Agreement, the other Transaction Documents and any other agreements, instruments and documents relating to this transaction, or monitoring or reviewing the post-closing obligations of the Borrowers under this Agreement. The provisions of this Section 13.3 shall survive the termination of this Agreement.

15.4 Costs of Collection; Enforcement. Borrower further agrees to pay all of Purchaser's reasonable expenses (including, but not limited to, reasonable attorneys' fees and disbursements) of every kind incidental to, arising under or in connection with the collection of any sums due under or the enforcement of any provision of this Agreement and any and all documents delivered hereunder. The provisions of this Section 13.4 shall survive the termination of this Agreement.

15.5 Payments, Generally. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall be not less than the amounts otherwise specified to be paid under this Agreement and the Note (without deduction for or on account of any present or future taxes, levies, or other similar charges).

15.6 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by Borrower with any one or more of same shall not excuse non-compliance by Borrower with any other. All covenants hereunder and under the other Transaction Documents shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

15.7 Amendments, etc. No amendment, modification, termination, or waiver of any provision of this Agreement, the Note or any other Transaction Document to which the Purchaser is a party, shall be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.8 No Waiver. No failure or delay by the Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.9 Headings. The headings preceding the texts of the several Articles and Sections of this Agreement shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

15.10 New Jersey Law. This Agreement, the Note, the Security Agreement and the other Transaction Documents shall be deemed to be contracts made under, and shall be construed in accordance with, and governed by the laws of the State of New Jersey; provided, however, that the laws of those states where the Collateral is located shall govern all issues with respect to the Collateral located therein.

15.11 Consent to Jurisdiction. The parties hereby consent and submit to the exclusive jurisdiction of the Superior Court of New Jersey located in Essex County, New Jersey or the United States District Court for the District of New Jersey located in Newark, New Jersey for the adjudication of any rights or claims arising under this Agreement, the Note or any other Transaction Document. By executing and delivering this Agreement, each Borrower, to the fullest extent permitted by law, (x) accepts for itself and its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and any related appellate court, (y) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note, the Security Agreement, all Transaction Documents or the transactions contemplated hereby and thereby, and (z) irrevocably waives any objection he may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Each Borrower consents to the service of process in any such action or proceeding by mailing of copies thereof by certified mail, postage prepaid, such service to become effective three (3) days after such mailing. Nothing herein shall affect the Purchaser's rights to service process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions

15.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

15.13 Successors and Assigns; Joint and Several Obligations. This Agreement shall be binding upon and inure to the benefit of the Borrower, and the Purchaser and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Purchaser. All representations, warranties and obligations of the Borrowers under this Agreement shall be joint and several as to all Borrowers.

15.14 Waiver of Jury Trial. THE BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWERS, THE PURCHASER OR THEIR HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE AND THE OTHER TRANSACTION DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

15.15 Remedies Cumulative. No remedy herein conferred upon or reserved to the Purchaser is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or not or hereafter existing at law or in equity or by statute. No express or implied waiver by the Purchaser of any Event of Default hereunder shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as offer as may be deemed expedient.


15.16 Further Assurances. The Borrowers agree that they shall execute and deliver any and all additional writings, instruments, UCC-1 Financing Statements and other documents and take such further actions as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

15.17 Late Charges. In the Borrowers fail to pay any amount due hereunder or provided for in this Agreement, the Security Agreement, the Note or any other Transaction Document, the Borrowers agree to pay interest on any such amount at the Default Rate (as defined in the Note) from the due date thereof until such overdue amount is paid in full; provided, however, that this Section 13.17 shall not apply to overdue payments of principal or interest, which overdue payments are otherwise provided for in this Agreement and the Note.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                         VERIDIUM CORPORATION


                         By: /s/ Kevin Kreisler
                             __________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer

                         VERIDIUM ENVIRONMENTAL CORPORATION,


                         By: /s/ Kevin Kreisler
                             ___________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer

                          AMERICAN METAL RECOVERY CORP.


                         By: /s/ Kevin Kreisler
                             ____________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer

                            NEW WORLD RECYCLING, INC.


                         By: /s/ Kevin Kreisler
                             ___________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer

                           (Signatures continued on next page)


                          JONES ENVIRONMENTAL SERVICES (NORTHEAST) INC.


                         By: /s/ Kevin Kreisler
                             __________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer




                         ENVIROSAFE CORPORATION


                         By: /s/ Kevin Kreisler
                             ____________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer


                         METAL RECOVERY TRANSPORTATION CORP.


                         By: /s/ Kevin Kreisler
                          ____________________________________________
                             Kevin Kreisler, Chairman & Chief Executive Officer


                         GCS INVESTMENTS, L.L.C.


                         By: /s/ Gray C. Schaedel
                             __________________________________________
                             Gary C. Schaedel, Sole Member

















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